   Filed Pursuant to Rule 424(b)(5)
 Registration No.: 333-289863
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 26, 2025
17,391,304 Shares
VIPER ENERGY, INC.
Class A Common Stock

The selling stockholders identified in this prospectus supplement are selling an aggregate of 17,391,304 shares of our Class A common stock. We will not receive any proceeds from the sale of shares of our Class A common stock in this offering.
Certain of the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,608,696 shares of our Class A common stock, solely to cover over-allotments, on the same terms and conditions as set forth below.
In connection with this offering, we have agreed to purchase from affiliates of Oaktree Capital Management, L.P. (collectively, “Oaktree”) an aggregate of 1,000,000 OpCo Units (as defined herein), at a price per OpCo Unit equal to the price per share to be received by the selling stockholders in this offering, and to cancel a corresponding number of shares of Class B common stock held by Oaktree (the “Concurrent OpCo Unit Purchase”). The total amount paid by OpCo to Oaktree will be approximately $45.7 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.
Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol “VNOM.” On February 27, 2026, the last reported sales price of our Class A common stock was $46.54 per share.
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and beginning on page 3 of the accompanying base prospectus.
	Per share	Total
Public offering price	$45.90	$798,260,853.60
Underwriting discount(1)	$0.21	$3,652,173.84
Proceeds, before expenses, to the selling stockholders	$45.69	$794,608,679.76

(1)
We refer you to “Underwriting” beginning on page S-16 of this prospectus supplement for additional information regarding underwriting compensation.

Delivery of the shares of Class A common stock will be made on or about March 4, 2026 through the book-entry facilities of the Depository Trust Company.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Joint Lead Bookrunners
J.P. MorganGoldman Sachs & Co. LLC
The date of this prospectus supplement is March 2, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
None of the selling stockholders, underwriters or us have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. None of the selling stockholders, underwriters or us take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. None of the selling stockholders, underwriters or us are making an offer of shares of our Class A common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common stock. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. In the event that the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.
We have not, and the selling stockholders and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of Class A common stock. None of the selling stockholders, underwriters or us take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of Class A common stock, as well as the documents incorporated by reference herein and therein that are described under “Where You Can Find More Information” in the accompanying base prospectus and “Where You Can Find More Information” in this prospectus supplement. The selling stockholders and the underwriters are only offering to sell, and only seeking offers to buy, our Class A common stock in jurisdictions where offers and sales are permitted.
The information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of Class A common stock, or in any document incorporated herein or therein, is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of Class A common stock, or of any sale of our Class A common stock by the selling stockholders or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the underwriter, nor any affiliate of either of us, is making any representation to you regarding the legality of an investment in our Class A common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our Class A common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.
Industry and market data
This prospectus supplement includes or incorporates by reference industry and market data and forecasts that we obtained from internal company surveys, publicly available information and industry publications and surveys. Our internal research and forecasts are based on management’s understanding of industry conditions, and such information has not been verified by independent sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act”, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions; and plans and objectives of management (including Diamondback Energy, Inc.’s (“Diamondback”) plans for developing our acreage, our cash dividend policy and repurchases of our Common Stock, OpCo Units (each as defined herein) or our 4.900% Senior Notes due 2030 and 5.700% Senior Notes due 2035) are forward-looking statements. When used in this prospectus supplement, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus supplement under the heading “Risk Factors” and detailed in our Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented in our subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements.
Factors that could cause the outcomes to differ materially include (but are not limited to) the following:
•
changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities;

•
the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

•
actions taken by the members of OPEC and its non-OPEC allies affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments;

•
changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates or instability in the financial sector;

•
regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

•
federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

•
physical and transition risks relating to climate change and changing political and social perspectives on climate change and other environmental, social and governance factors;

•
restrictions on the use of water, including limits on the use of produced water by our operators and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

•
risks from our cash dividend policy and uncertainties over future dividends;

•
significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

S-iii

•
changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions;

•
conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our limited number of operators and our ability to replace operators in time of bankruptcy or default;

•
changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

•
the inherent uncertainties over our estimated reserves, the development of our proved undeveloped reserves or the yield from project areas on our properties;

•
the geographical concentration of our producing properties and reserves in the Permian Basin and in a small number of producing horizons;

•
changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management, or the impact of global climate change);

•
security threats, including cybersecurity threats and disruptions to our business from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

•
lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage, and other facilities impacting our operators;

•
severe weather conditions and natural disasters;

•
geopolitics, regional conflicts, acts of war or terrorist acts and the governmental or military response thereto;

•
changes in the financial strength of counterparties to the credit facility and hedging contracts of our operating subsidiary;

•
our substantial indebtedness and changes in our credit rating;

•
failure to develop or acquire additional reserves and identify, complete or integrate acquisitions;

•
our operational dependence on, and control by, Diamondback and potential conflicts of interest thereof; and

•
other risks and factors disclosed in this prospectus supplement or incorporated by reference herein.

In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this prospectus supplement or incorporated by reference. All forward-looking statements speak only as of the date of this prospectus supplement or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-6 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings we make with the SEC, which information is incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in our Class A common stock. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares of our Class A common stock.
On August 19, 2025, upon completion of the acquisition of Sitio Royalties Corp. (the “Sitio Acquisition”), Viper Energy, Inc. changed its name to VNOM Sub, Inc. (“Former Viper”) and became a wholly owned subsidiary of New Cobra Pubco, Inc., which subsequently changed its name to Viper Energy, Inc., (“New Viper”), as a result of a merger contemplated by the documents governing the Sitio Acquisition (such merger, the “Viper PubCo Merger”). On December 23, 2025, the Company completed an internal reorganization (the “Reorganization”), pursuant to which, among other things, each outstanding OpCo Unit of Viper Energy Partners LLC, a Delaware limited liability company and Viper’s operating subsidiary (“Old OpCo”), was converted into an equivalent OpCo Unit issued by a newly-formed subsidiary of Viper, VNOM Holding Company LLC (“New OpCo”). References in this prospectus supplement to “Viper” refer to (A) New Viper following the Viper PubCo Merger and (B) Former Viper prior to the Viper PubCo Merger. References to the “Company,” “our company,” “we,” “our,” “us” or like terms refer collectively to Viper and its consolidated subsidiaries. References to the “Operating Company” or “OpCo” refer to (A) New OpCo following the Reorganization and (B) Old OpCo prior to the Reorganization. References to “OpCo Units” refer to the units representing limited liability company interests in the Operating Company. References to our “Common Stock” refer, collectively, to our Class A common stock, par value $0.000001 per share, and Class B common stock, par value $0.000001 per share. References to “Diamondback” refer collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company, the Operating Company and its subsidiaries.
Viper Energy, Inc.
We are a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. We operate in one reportable segment. Effective November 13, 2023, we converted our legal status from a Delaware limited partnership into a Delaware corporation.
Our primary business objective is to provide an attractive return to our stockholders by focusing on business results, generating robust free cash flow, reducing debt and protecting our balance sheet, while maintaining what we believe is a best-in-class cost structure. Our assets consist of mineral and royalty interests in oil and natural gas properties in the Permian Basin in West Texas, substantially all of which are leased to working interest owners who bear the costs of operation and development.
We are currently focused on oil and natural gas properties primarily in the Permian Basin, which is one of the oldest and most prolific producing basins in North America. The Permian Basin, which consists of approximately 75,000 square miles centered around Midland, Texas, has been a significant source of oil production since the 1920s. The Permian Basin is known to have a number of formations of oil and natural gas bearing rock throughout.
As of December 31, 2025, our assets consisted of mineral interests and royalty interests underlying approximately 4,462,119 gross royalty acres and 96,003 net royalty acres primarily in the Permian Basin, and Diamondback was the operator of approximately 35% of our net royalty acreage. As of December 31, 2025, there were 43,355 gross productive wells on this acreage, 6,524 of which were operated by Diamondback. Net production during the fourth quarter of 2025 was approximately 134,000 BOE/d and net production for the year ended December 31, 2025, averaged 95,126 BOE/d. For the years ended December 31, 2025, 2024 and 2023, royalty income generated from these mineral and royalty interests was $1.3 billion, $854 million and $717 million, respectively.

At December 31, 2025, our estimated proved oil and natural gas reserves totaled 406,035 MBOE based on reserve estimates prepared by our internal reservoir engineers and audited by Ryder Scott, an independent petroleum engineering firm. As of December 31, 2025, approximately 78% of our proved reserves were classified as proved developed producing reserves. The proved undeveloped reserves included in this estimate were from 1,653 gross horizontal well locations. As of December 31, 2025, our proved reserves were approximately 48% oil, 26% natural gas and 26% natural gas liquids.
Recent developments
Fourth quarter cash dividend
On February 18, 2026, our board of directors declared a cash dividend on Class A common stock of $0.52 per share for the fourth quarter of 2025, payable on March 12, 2026 to stockholders of record at the close of business on March 5, 2026. The dividend on Class A common stock consists of a base quarterly dividend of $0.38 per share and a variable quarterly dividend of $0.14 per share.
Exchange of shares of OpCo units and corresponding Class B common stock by the selling stockholders
Prior to the closing of this offering, the selling stockholders will exchange an aggregate of 17,391,304 shares of Class B common stock, together with an equal number of OpCo Units (except in the case of Tumbleweed Royalty IV, LLC, which may, pursuant to the Exchange Agreement, exchange only its OpCo Units), for an equal number of shares of Class A common stock (the “Exchange”) under the terms and conditions of (i) the Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”) and/or (ii) the Second Amended and Restated Exchange Agreement entered into by and among Former Viper, Viper Energy Partners LLC, Diamondback, Diamondback E&P LLC and Tumbleweed Royalty IV, LLC, dated as of October 1, 2024 (the “Exchange Agreement”), as applicable.
Immediately following the Exchange, the selling stockholders will own an aggregate 17,396,368 shares of Class A common stock, 17,391,304 of which are being offered for sale in this offering, which does not give effect to the underwriters’ exercise of their option to purchase any additional shares of Class A common stock in this offering.
Concurrent OpCo Unit Purchase
In connection with this offering, we have agreed to purchase from affiliates of Oaktree an aggregate of 1,000,000 OpCo Units, at a price per OpCo Unit equal to the price per share to be received by the selling stockholders in this offering, and to cancel a corresponding number of shares of Class B common stock held by Oaktree. The total amount paid by OpCo to Oaktree will be approximately $45.7 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.
We intend to fund the Concurrent OpCo Unit Purchase with cash on hand.
Principal executive offices and internet address
Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701, and our phone number is (432) 221-7400. Our website address is www.viperenergy.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompanying base prospectus.

THE OFFERING
Class A common stock offered by the selling stockholders
17,391,304 shares.
Common stock to be outstanding after this offering and the Concurrent OpCo Unit Purchase
194,114,585 shares of Class A common stock (or 196,723,281 shares of Class A common stock if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full)
165,781,570 shares of Class B common stock (or 163,172,874 shares of Class B common stock if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full)
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders in this offering. See “Use of Proceeds.”
Concurrent OpCo Unit
Purchase
In connection with this offering, we have agreed to purchase from affiliates of Oaktree an aggregate of 1,000,000 OpCo Units, at a price per OpCo Unit equal to the price per share to be received by the selling stockholders in this offering, and to cancel a corresponding number of shares of Class B common stock held by Oaktree. The total amount paid by OpCo to Oaktree will be approximately $45.7 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.
Dividend policy
Under our current dividend policy, we pay quarterly base plus variable cash dividends on our Class A common stock. Future base and variable dividends are at the discretion of our board of directors. The outstanding shares of Class B common stock are entitled to an aggregate quarterly cash dividend of $20,000. See “Dividend Policy.”
Transfer Agent
Computershare Trust Company, National Association
Listing and trading symbol
Shares of our Class A common stock are listed on The Nasdaq Global Select Market under the symbol “VNOM.”
Risk Factors
You should carefully read and consider the information set forth under the heading “Risk Factors” and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from the filings we make with the SEC, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Class A common stock.
Settlement
Delivery of the shares is expected to be made against payment therefor on or about March 4, 2026. See “Underwriting.”

RISK FACTORS
An investment in our Class A common stock involves risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026, and other factors discussed in any subsequent filings made with the SEC prior to the filing of this prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before investing in our Class A common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus supplement before deciding to invest in our Class A common stock. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any of these risks occur, our business, financial condition or results of operation could be materially and adversely affected. The risks described in the documents incorporated by reference herein and therein are not the only risks facing us. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.

USE OF PROCEEDS
The selling stockholders identified in this prospectus supplement are selling all of the shares of Class A common stock being sold in this offering. Accordingly, we will not receive any proceeds from the sale of shares of our common stock in this offering. See “Selling Stockholders” and “Underwriting.”

DIVIDEND POLICY
The Company intends to pay a base dividend, as well as a variable dividend that takes into account capital returned to stockholders via our Repurchase Program (as defined below). We currently intend to pay quarterly variable dividends of at least 75 percent of our available cash less the base dividend declared and the amount paid for repurchases of our Common Stock and OpCo Units as part of our Repurchase Program for the applicable quarter.
Our available cash and the available cash of the Operating Company for each quarter is determined by our board of directors following the end of such quarter. We expect that our available cash will generally equal the Adjusted EBITDA attributable to Viper Energy, Inc. for the applicable quarter, less cash needed for income taxes payable, debt service, contractual obligations, fixed charges and reserves for future operating or capital needs that our board of directors deems necessary or appropriate, lease bonus income (net of applicable taxes), and other insignificant expenses including distribution equivalent rights payments and preferred distributions.
The percentage of cash available for distribution by the Operating Company pursuant to the distribution policy may change quarterly to enable the Operating Company to retain cash flow to help strengthen our balance sheet while also expanding the return of capital program through our Repurchase Program.
We are required to pay a quarterly preferred dividend in respect of our Class B common stock in the aggregate amount of $20,000 per quarter. Other than that preferred dividend requirement, we are not required to pay dividends to our common stockholders on a quarterly or other basis, and declaration of any other dividends in the future will be solely in the discretion of our board of directors.
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income (loss) attributable to Viper Energy, Inc. plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, impairment, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, other non-cash operating expenses, other non-recurring expenses, if any, and provision for (benefit from) income taxes.

STOCK REPURCHASE PROGRAM
Our board of directors previously authorized a $1.75 billion repurchase program on February 18, 2026 (the “Repurchase Program”). The Repurchase Program includes repurchases of our Class A common stock, Class B common stock and OpCo Units.
The Repurchase Program has no expiration date and remains subject to market conditions, applicable legal requirements, contractual obligations and other factors and may be suspended, modified or extended, from time to time, or may be discontinued at any time, in each case, by our board of directors.
The Concurrent OpCo Unit Purchase will be completed pursuant to the Repurchase Program.

SELLING STOCKHOLDERS
The following table presents information regarding the selling stockholders in this offering, the shares that the underwriters have agreed to purchase from the selling stockholders and certain additional information.
Pursuant to the terms of registration rights agreements between us and (i) certain legacy holders of Sitio Royalties Corp., (ii) certain affiliates of Morita Ranches Minerals, LLC, (iii) Tumbleweed Royalty IV, LLC and (iv) Diamondback (such agreements, collectively, the “Registration Rights Agreements”), the selling stockholders hold certain demand registration rights with respect to our securities, and we previously filed a shelf registration statement on Form S-3/ASR with the SEC on August 26, 2025, which registration statement became automatically effective upon filing. This offering is conducted pursuant to the selling stockholders’ exercise of their demand rights under the Registration Rights Agreements.
Pursuant to the Registration Rights Agreements, we have paid or will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions and their attorney’s fees. Pursuant to the terms of the Registration Rights Agreements, we agreed to indemnify the selling stockholders against certain liabilities and the selling stockholders have agreed to indemnify us against certain liabilities, which may arise from any written information furnished to us by the selling stockholders expressly for use in any testing-the-waters communication, registration statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement, or any amendment or supplement thereof. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. The below table does not give effect to the exercise of the underwriters’ option to purchase an additional 2,608,696 shares.
Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to such shares.
	Class A shares beneficially owned prior to this offering and the Concurrent OpCo Unit Purchase(1)		Class A shares offered in this offering	Class A shares beneficially owned after this offering and the Concurrent OpCo Unit Purchase(1)
Name of selling stockholder	Number	Percent(2)		Number	Percent(2)
Diamondback Energy, Inc.(3)	155,058,093	46.7%	12,391,304	142,666,789	44.7%
EnCap Energy Capital Fund X, L.P.(4)	1,968,244	1.1%	652,714	1,315,530	*%
Tumbleweed Royalty IV, LLC(4)	10,093,670	5.4%	3,347,286	6,746,384	3.7%
Oaktree(5)(6)	7,502,934	4.1%	1,000,000	5,502,934	3.0%

*
Less than 1%

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)
Percentage of beneficial ownership is based upon an aggregate of 357,548,869 shares, consisting of 176,723,281 shares of Class A common stock and 180,825,588 shares of Class B common stock, in each case outstanding as of February 20, 2026.

(3)
Diamondback Energy, Inc. is a publicly traded company, and Diamondback E&P LLC (“Diamondback E&P”) is a wholly-owned subsidiary of Diamondback Energy, Inc. The address for both Diamondback and Diamondback E&P is 500 West Texas Ave., Suite 100, Midland, Texas 79701. The number of shares of Class A common stock shown as beneficially owned by Diamondback consists of (i) 77,364,925 shares of Class B common stock and 77,364,925 OpCo Units held by Diamondback, (ii) 8,066,528 shares of Class B Common Stock and 8,066,528 OpCo Units held by Diamondback E&P and (iii) 69,626,640 shares of Class B common stock and 69,626,640 OpCo Units held by Diamondback’s wholly owned subsidiary, Endeavor Energy Resources, L.P. (“Endeavor”). Diamondback, Diamondback E&P and Endeavor have the right to exchange their shares of Class B Common Stock and an equal number of OpCo Units on a one-for-one basis for shares of Class A common stock pursuant to the terms of the Exchange Agreement. Prior to the closing of this offering, Diamondback will exchange 14,391,304 shares of Class B common stock, together with an equal number of OpCo Units, for an equal number of shares of Class A common stock under the terms and conditions of the Exchange Agreement. Immediately following the Exchange, Diamondback will own 14,391,304 shares of Class A common stock, all of which are being offered for sale in this offering, and 142,666,789 shares of Class B common stock, which does not give effect to the underwriters’ exercise of their option to purchase any additional shares of Class A common stock in this offering.
(4)
Includes 10,093,670 OpCo Units owned directly by Tumbleweed Royalty IV, LLC (“TWR IV”) and 1,968,244 OpCo Units owned directly by EnCap Energy Capital Fund X, L.P. (“EnCap Fund X,” and together with TWR IV, the “EnCap Entities”). EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments LP”). EnCap Investments LP is the sole member of EnCap Equity Fund XI GP, LLC (“EnCap Fund XI GP”), which is the general partner of EnCap Equity Fund XI GP, L.P. (“EnCap Fund XI LP”), which is the sole general partner of EnCap Fund XI, which is the managing member of TWR IV. EnCap Investments LP is the general partner of EnCap Equity Fund X GP, L.P. (“EnCap Fund X GP”), which is the general partner of EnCap Fund X. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund XI GP may be deemed to beneficially own securities owned by EnCap Fund XI and TWR IV. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund X GP may be deemed to beneficially own securities owned by EnCap Fund X. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund XI GP LLC, EnCap Fund XI GP and EnCap Fund X GP disclaim beneficial ownership of the securities owned by EnCap Fund XI and EnCap Fund X, as applicable, except to the extent of their respective pecuniary interest therein. The EnCap Entities have the right to exchange shares of Class B Common Stock and an equal number of OpCo Units, and TWR IV has the right to exchange OpCo Units, with or without an equal number of shares of Class B Common Stock, on a one-for-one basis for shares of Class A common stock pursuant to the terms of the Exchange Agreement. Prior to the closing of this offering, EnCap Fund X will exchange 652,714 shares of Class B common stock, together with an equal number of OpCo Units and TWR IV will exchange 3,347,286 OpCo Units, for an equal number of shares of Class A common stock under the terms and conditions of the Exchange Agreement. Immediately following the Exchange, the EnCap Entities will own 4,000,000 shares of Class A common stock, all of which are being offered for sale in this offering, and 8,061,914 shares of Class B common stock and OpCo Units, which does not give effect to the underwriters’ exercise of their option to purchase any additional shares of Class A common stock in this offering.

(5)
Includes (i) 1,809,404 OpCo Units (along with a corresponding number of shares of our Class B common stock) held by Source Energy Leasehold, L.P., (ii) 2,723 OpCo Units (along with a corresponding number of shares of our Class B common stock) held by Source Energy Permian II, LLC, (iii) 1,215,148 OpCo Units (along with a corresponding number of shares of our Class B common stock) held by Sierra Energy Royalties, LLC, (iv) 2,025,857 OpCo Units (along with a corresponding number of shares of our Class B common stock) held by Permian Mineral Acquisitions, L.P., (v) 5,064 shares of our Class A common stock held by OCM FIE, LLC, (vi) 1,773,925 OpCo Units (along with a corresponding number of shares of our Class B common stock) held by Opps IX Source Holdings PT, L.P. and (vii) 670,813 OpCo Units (along with a corresponding number of shares of our Class B common stock) held by Opps IX Source Holdings II PT, L.P. The general partner of Source Energy Leasehold, L.P. is Source Energy Operating, L.P. (“Source Operating”). The general partner of Source Operating is Source Energy Manager, LLC. The sole member of Source Energy Manager, LLC is Source Energy Partners,

LLC (“Source Energy”). Source Energy is governed by its board of managers. The majority equityholders of Source Energy are OCM Source Holdings, L.P. (“OCM Source”) and OCM Source Holdings II, L.P. (“OCM Source II”). Oaktree Fund GP, LLC (“Fund GP”) is the general partner of OCM Source and OCM Source II. Oaktree Fund GP I, L.P. (“Fund GP I”) is the managing member of Fund GP. Oaktree Capital I, L.P. (“Capital I”) is the general partner of Fund GP I. OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I. Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I. Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings. Oaktree Capital Group Holdings GP, LLC, in its capacity as the indirect owner of the class B units of OCG, has the ability to appoint and remove certain directors of OCG and, as such, may indirectly control the decisions of OCG. The general partner of each of Opps IX Source Holdings PT, L.P. and Opps IX Source Holdings II PT, L.P. is Oaktree Fund AIF Series (Cayman), L.P. (“Oaktree Fund AIF Series”), whose controlling parties are described below. The general partner of Permian Mineral Acquisitions, L.P. is Permian Mineral Acquisitions GP, LLC. The sole member of Permian Mineral Acquisitions GP, LLC is Source Operating, whose controlling parties are as set forth above. The sole member of Sierra Energy Royalties, LLC is Sierra Energy Intermediate, LLC (“Sierra Intermediate”). The sole member of Sierra Intermediate is Sierra Energy Holdings, LLC (“Sierra Holdings”). Sierra Holdings is governed by its board of managers. The majority equity holder of Sierra Holdings is Opps XI PVDC PT, L.P (“Opps XI”). The general partner of Opps XI is Oaktree Fund AIF Series. The general partner of Oaktree Fund AIF Series is Oaktree AIF (Cayman) GP Ltd. (“Oaktree AIF”). The sole director of Oaktree AIF is Oaktree Capital Management, L.P. (“OCMP LP”). The general partner of OCMP LP is Oaktree Capital Management GP, LLC (“Management GP”). The managing member of Management GP is Oaktree Capital Holdings, LLC (“Oaktree Capital Holdings”). Oaktree Capital Holdings is governed by its board of directors. The sole member of Source Energy Permian II, LLC is Sierra Intermediate, whose controlling parties are described above. The managing member of OCM FIE, LLC is OCMP LP, which is governed as set forth above. All of the foregoing members, managers, managing members, general partners and directors disclaim ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing persons identified in this note is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071. Oaktree has the right to exchange its shares of Class B Common Stock and an equal number of OpCo Units on a one-for-one basis for shares of Class A common stock pursuant to the terms of the OpCo LLC Agreement. Prior to the closing of this offering, Oaktree will exchange 1,000,000 shares of Class B common stock, together with an equal number of OpCo Units, for an equal number of shares of Class A common stock under the terms and conditions of the OpCo LLC Agreement. Immediately following the Exchange, Oaktree will own 1,005,064 shares of Class A common stock, 1,000,000 of which are being offered for sale in this offering, and 6,497,870 shares of Class B common stock, which does not give effect to the underwriters’ exercise of their option to purchase any additional shares of Class A common stock in this offering.
(6)
In connection with this offering, we have agreed to purchase from affiliates of Oaktree an aggregate of 1,000,000 OpCo Units, at a price per OpCo Unit equal to the price per share to be received by the selling stockholders in this offering, and to cancel a corresponding number of shares of Class B common stock held by Oaktree. The total amount paid by OpCo to Oaktree will be approximately $45.7 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.

Our relationship with Diamondback
The Company was formed by Diamondback in February 2014 to, among other things, own, acquire and exploit oil and natural gas properties in North America. As of February 20, 2026, Diamondback, Diamondback E&P and Endeavor, collectively, owned 155,058,093 shares of our Class B common stock and an equal number of OpCo Units, representing approximately 43.4% of our total shares outstanding. Pursuant to our certificate of incorporation, for so long as Diamondback and any of its subsidiaries collectively beneficially own at least 25% of our outstanding common stock (i) Diamondback has the right to designate up to three persons to serve as members of our board of directors and (ii) our board of directors may not appoint any person other than a Diamondback seconded employee as an executive officer of our company unless such appointment is approved, in advance, by either (x) Diamondback (which approval may not be unreasonably withheld or conditioned) or (y) the affirmative vote of the holders of at least 80% of the voting power of our capital stock. Currently, there are two Diamondback designees appointed to our board of directors. Diamondback provides management, operating and administrative services to us under a Services and Secondment Agreement, including the services of the executive officers and other employees. We have entered into a tax sharing agreement with Diamondback pursuant to which we are required to reimburse Diamondback for our share of state and local income and other taxes borne by Diamondback as a result of our results being included in a combined or consolidated tax return filed by Diamondback. We have also engaged from time to time in certain transactions with Diamondback and/or its subsidiaries pursuant to which we have acquired oil and gas interests from such entities. Our principal executive offices are located in Midland, Texas and are owned by Diamondback. Diamondback is the operator of approximately 35% of our net royalty acreage. As of December 31, 2025, there were 43,355 gross productive wells on this acreage, 6,524 of which were operated by Diamondback. As of December 31, 2025, there were 98 rigs operating on our mineral and royalty acreage, eight of which are operated by Diamondback.
For further information on our relationship with Diamondback, please read the documents referenced in “Where You Can Find More Information.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) related to the purchase, ownership and disposition of our Class A common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):
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banks, insurance companies or other financial institutions;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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dealers or brokers in stock or securities or foreign currencies;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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persons that hold or are deemed to sell our Class A common stock under the constructive sale provisions of the Code;

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persons that hold or acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) investing in our Class A common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A common stock by such partnership.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
A Non-U.S. Holder for purposes of this discussion is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) whose administration is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election to be treated as a United States person for U.S. federal income tax purposes.

Distributions
Distributions with respect to our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Non-U.S. Holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our Class A common stock, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.
Sale or Other Taxable Disposition
Subject to the withholding requirements under FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:
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the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

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our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”), as defined in the Code and applicable U.S. Treasury regulations, for U.S. federal income tax purposes.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of such gain realized upon the sale or other taxable disposition of our Class A common stock, which generally may be offset by U.S. source capital losses of the Non-U.S. Holder even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
A Non-U.S. Holder whose gain is described in the second bullet point generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of U.S. Treasury regulations), only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If our Class A common stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of our Class A common stock owned) would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock.
Backup Withholding and Information Reporting
Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed U.S. Treasury regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable U.S. Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely, and the preamble to the proposed U.S. Treasury regulations provides that taxpayers may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.
INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING
Under the terms and subject to the conditions contained in the underwriting agreement to be entered into in connection with this offering, the selling stockholders identified in this prospectus supplement have agreed to sell to the underwriters named below, the following respective numbers of shares of our Class A common stock at a price of $45.69 per share.
Underwriter	Number of shares
J.P. Morgan Securities LLC	8,695,652
Goldman Sachs & Co. LLC	8,695,652
Total	17,391,304
The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the option described below.
Diamondback and Oaktree have granted the underwriters a 30-day option to purchase up to an aggregate of 2,608,696 shares of Class A common stock at the offering price set forth on the cover of this prospectus supplement, solely to cover over-allotments. If the underwriters exercise this option in full, Diamondback will sell 2,163,958 shares of Class A common stock and Oaktree will sell 444,738 shares of Class A common stock to the underwriters pursuant to the option. If the underwriters partially exercise this option, such shares of Class A common stock will be sold by Diamondback and Oaktree pro rata in accordance with the percentages such selling stockholders would sell if the option were exercised in full. The EnCap Entities will not sell any shares of Class A common stock pursuant to the option.
The underwriters have advised us that they initially propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $0.05 per share. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The following table summarizes the compensation and estimated expenses that we will pay.
	Per share	Without exercise	With exercise
Public offering price	$45.90	$798,260,853.60	$918,000,000.00
Underwriting discount and commission payable by selling stockholders	$0.21	$3,652,173.84	$4,200,000
Proceeds, before expenses, to the selling stockholders	$45.69	$794,608,679.76	$913,800,000.00
In connection with this offering, we have agreed to purchase from affiliates of Oaktree an aggregate of 1,000,000 OpCo Units, at a price per OpCo Unit equal to the price per share to be received by the selling stockholders in this offering, and to cancel a corresponding number of shares of Class B common stock held by Oaktree. The total amount paid by OpCo to Oaktree will be approximately $45.7 million. This offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of this offering.
Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions and their attorney’s fees. We estimate that our out-of-pocket expenses for this offering will be approximately $1,000,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.
The selling stockholders will receive all of the proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering.

In connection with this offering, we agreed that, subject to certain exceptions, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC for a period of 30 days after the date of this prospectus supplement, except that we may file a universal shelf registration statement on Form S-3 so long as we do not offer or sell any securities thereunder during such lock-up period. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason.
We and the selling stockholders have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol “VNOM.” On February 27, 2026, the last reported sales price of our Class A common stock was $46.54 per share.
The underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than could be purchased under the underwriting agreement, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the shares originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

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In passive market making a market maker in the Class A common stock who is an underwriter or prospective underwriter may, subject to limitations, make bids for or purchases of our Class A common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

SELLING RESTRICTIONS
European Economic area
The Class A common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for the Class A common stock. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class A common stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Class A common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Class A common stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Class A common stock. This prospectus supplement, together with the accompanying prospectus, is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
Each underwriter has represented and agreed that it has not made and will not make an offer of Class A common stock which are the subject of this prospectus supplement to the public in the United Kingdom except that it may make an offer at any time:
(a)   to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the representative for any such offer; or
(c)   in any other circumstances falling within Part 1 of Schedule 1 to the POATRs;
For the purposes of this provision, the expression an offer of shares to the public in relation to any Class A common stock means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to buy or subscribe for the shares and the expression “POATRs” means the Public Offers and Admissions to Trading Regulations 2024.
Hong Kong
Our Class A common stock may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the Class A common stock or cause the Class A common stock to be made subject of an invitation for subscription or purchase and will not offer or sell Class A common stock or cause the Class A common stock to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A common stock, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (2) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275.
Japan
The Class A common stock has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Class A common stock described herein. The Class A common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Class A common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Class A common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The Class A common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (“the Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act. Any offer in Australia of our Class A common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Brazil
No securities may be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários.
The People’s Republic of China
This prospectus supplement does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares of Class A common stock offered by this prospectus supplement or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the shares of our common stock being offered will be passed upon for us by Latham & Watkins LLP. Davis Polk & Wardwell LLP will act as counsel to the underwriters with respect to this offering. Certain legal matters relating to Diamondback will be passed upon by Latham & Watkins LLP. Certain legal matters relating to the EnCap Entities will be passed upon by Vinson & Elkins L.L.P. Certain legal matters relating to Oaktree will be passed upon by Vinson & Elkins L.L.P.
EXPERTS
The audited financial statements of Viper Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited statements of revenues and direct operating expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties LP and 1979 Royalties GP, LLC (the “Endeavor Mineral and Royalty Interests”) incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Sitio Royalties Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of the Company is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference into this prospectus supplement regarding estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference into this prospectus supplement in reliance upon the authority of such firm as experts in these matters.
The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio Royalties Corp. and related future net cash flows related to those reserves as of December 31, 2024 is based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that we or our predecessor, as applicable, have filed with the SEC. For SEC reporting purposes, our predecessor is VNOM Sub, Inc. (f/k/a Viper Energy, Inc.) for the period prior to August 19, 2025.
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Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 25, 2026;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025.

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Current Reports on Form 8-K or Form 8-K/A filed on January 30, 2025; May 5, 2025; (two filings) June 30, 2025; August 25, 2025; February 19, 2026 and March 2, 2026; and

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The description of our Class A common stock, contained in Viper Energy’s Current Report on Form 8-K12B filed with the SEC on August 19, 2025, including Exhibit 4.9 thereto, and including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and December 31, 2023, incorporated by reference into this prospectus from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited statements of revenues and direct operating expenses are included in such filing beginning on page F-1.
In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus supplement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement, unless otherwise indicated on such Form 8-K.
We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. You should direct any requests for documents to Teresa L. Dick, Executive Vice President, Chief Financial Officer and Assistant Secretary of Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, Texas 79701; telephone: (432) 221-7400.

Prospectus
Up to 203,172,011 Shares
Viper Energy, Inc.
Class A Common Stock
This prospectus relates to the proposed resale from time to time of up to 203,172,011 shares of our Class A common stock, par value $0.000001 per share (our “Class A common stock”), by the selling stockholders named herein and any additional selling stockholders that may be named in one or more prospectus supplements. See “Selling Stockholders” for more information. The selling stockholders may offer and sell or otherwise dispose of their shares of our Class A common stock covered by this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of our Class A common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders.
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.” On August 25, 2025, the last reported sales price of our Class A common stock on The Nasdaq Global Select Market was $39.45 per share. Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 3.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 26, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), using a “shelf” registration process.
You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
References in this prospectus or any prospectus supplement to (i) “Viper Energy,” “Viper,” “the Company,” “we,” “our,” “us” or like terms refer to (A) prior to the closing of the Sitio Acquisition (as defined below), VNOM Sub, Inc. (f/k/a Viper Energy, Inc.) individually and collectively with the Operating Company (as defined below) and its subsidiaries, as the context requires, and which is also referred to from time to time in this prospectus or any prospectus supplement as “our predecessor” and (B) from and after the closing of the Sitio Acquisition, Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.) individually and collectively with the Operating Company and its subsidiaries, as the context requires, (ii) the “Operating Company” or “Opco” refers to Viper Energy Partners LLC, the Company’s operating subsidiary, (iii) “Diamondback” refers individually to Diamondback Energy, Inc. and collectively to Diamondback Energy, Inc. and its subsidiaries other than the Company and the Operating Company and their respective subsidiaries, (iv) “Diamondback E&P” refers to Diamondback E&P LLC, a wholly owned subsidiary of Diamondback and (v) “Endeavor” refers to Endeavor Energy Resources, L.P., a wholly owned subsidiary of Diamondback. References to “Opco Units” are to the units representing limited liability company interests in the Operating Company.
Additional selling stockholders may be named in one or more prospectus supplements.
If this prospectus is inconsistent with any prospectus supplement to this prospectus, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which we have mineral and royalty interests, developmental activity by other operators; reserve estimates and our ability to replace or increase reserves; anticipated benefits of the acquisition of Sitio Royalties Corp. (“Sitio” and such acquisition, the “Sitio Acquisition”) or of other strategic transactions (including other acquisitions or divestitures); and plans and objectives of management (including Diamondback’s plans for developing our acreage, our cash dividend policy and repurchases of shares of our Class A common stock and/or senior notes) are forward-looking statements. When used in this prospectus, including documents incorporated by reference, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of our future performance. In particular, the factors discussed in this prospectus under the heading “Risk Factors” and detailed in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented in our subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC, could affect our actual results and cause our actual results to differ materially from expectations, estimates or assumptions expressed, forecasted or implied in such forward-looking statements. Factors that could cause our outcomes to differ materially include (but are not limited to) the following:
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changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities;

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the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;

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actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments;

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changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates or instability in the financial sector;

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regional supply and demand factors, including delays, curtailment delays or interruptions of production on our mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage;

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federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

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physical and transition risks relating to climate change;

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restrictions on the use of water, including limits on the use of produced water by our operators and new requirements for new Class II produced water well permits recently imposed by the Texas Railroad Commission in an effort to enhance the integrity of the underground disposal of produced water in the Permian Basin;

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significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

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changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions;

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conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development by our operators and environmental and social responsibility projects undertaken by Diamondback and our other operators;

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changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services impacting our operators;

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changes in safety, health, environmental, tax, and other regulations or requirements impacting us or our operators (including those addressing air emissions, water management, or the impact of global climate change);

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security threats, including cybersecurity threats and disruptions to our business and operations from breaches of Diamondback’s information technology systems, or from breaches of information technology systems of our operators or third parties with whom we transact business;

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lack of, or disruption in, access to adequate and reliable transportation, processing, storage, and other facilities impacting our operators;

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severe weather conditions and natural disasters;

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acts of war or terrorist acts and the governmental or military response thereto;

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changes in the financial strength of counterparties to the credit facilities and hedging contracts of the Operating Company;

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changes in our credit rating;

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risks associated with the Sitio Acquisition, including failure to realize the anticipated benefits from the Sitio Acquisition or our other recently completed acquisitions discussed in this prospectus or our filings with the SEC incorporated by reference herein; and

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the other risk factors discussed in this prospectus under the heading “Risk Factors” and in Item 1.A. Risk Factors included in our most recent Annual Report on Form 10-K incorporated herein by reference, as well as other risks and uncertainties that may be identified in our subsequent filings with the SEC.

The foregoing list of factors should not be construed as exhaustive. In light of these factors, the events anticipated by our forward-looking statements contained herein, or incorporated by reference, may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporated by reference into this prospectus. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements, unless required by applicable law.

OUR COMPANY
We are a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin. We operate in one reportable segment. We own substantially all of our assets and conduct substantially all of our operations through the Operating Company. On November 13, 2023, we converted our legal status from a Delaware limited partnership into a Delaware corporation.
Our principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, Texas, 79701 and our telephone number at that address is (432) 221-7400. Our website address is www.viperenergy.com. Information contained on our website does not constitute part of this prospectus.
Recent Acquisitions
Sitio Acquisition
On August 19, 2025, we completed the acquisition of Sitio, pursuant to the Agreement and Plan of Merger, dated June 2, 2025 (the “Sitio Merger Agreement”), by and among VNOM Sub, Inc. (f/k/a Viper Energy, Inc.) (for the purpose of this section only, “Old Viper”), the Operating Company, Sitio, Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Sitio Opco”), Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.) (for the purpose of this section only, “Viper”), Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Viper (“Viper Merger Sub”), and Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Viper (“Sitio Merger Sub”).
Pursuant to the terms of the Sitio Merger Agreement, Viper acquired Sitio in an all-equity transaction through: (i) the merger of Sitio Merger Sub with and into Sitio, with Sitio continuing as the surviving corporation and a wholly owned subsidiary of Viper (the “Sitio Pubco Merger”), (ii) the merger of Viper Merger Sub with and into Old Viper, with Old Viper continuing as the surviving corporation and a wholly owned subsidiary of Viper (the “Viper Pubco Merger” and, together with the Sitio Pubco Merger, the “Pubco Mergers”), and (iii) the merger of Sitio Opco with and into the Operating Company, with the Operating Company continuing as the surviving entity (the “Opco Merger” and, together with the Pubco Mergers, the “Mergers”), in each case on the terms set forth in the Sitio Merger Agreement.
As a result of the Mergers, among other things:
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at the effective time of the Sitio Pubco Merger (the “Sitio Pubco Merger Effective Time”, which was 12:01 a.m., Eastern Time, on August 19, 2025), (A) each share of Sitio’s Class A common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than certain excluded shares) was cancelled and automatically converted into the right to receive 0.4855 fully paid and nonassessable shares of Viper’s Class A common stock, and (B) each share of Sitio’s Class C common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time was automatically cancelled and ceased to exist;

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at the effective time of the Viper Pubco Merger (the “Viper Pubco Merger Effective Time”, which was 12:01 a.m., Eastern Time, on August 19, 2025), (A) each share of Old Viper’s Class A common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than certain excluded shares) was cancelled and automatically converted into one share of Viper’s Class A common stock and (B) each share of Old Viper’s Class B common stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time was automatically cancelled and converted into one share of Viper’s Class B common stock, par value $0.000001 per share (our “Class B common stock”); and

•
following the Pubco Mergers, at the effective time of the Opco Merger (the “Opco Merger Effective Time”, which was 12:02 a.m., Eastern Time, on August 19, 2025), (A) each common unit representing limited partnership interests in Sitio Opco (“Sitio Opco Units”) held by Old Viper, Sitio, Viper, or any of their wholly owned subsidiaries immediately prior to the Opco Merger Effective Time automatically converted into 0.4855 Opco Units and (B) each other Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time (other than certain excluded units) converted into the right to receive (i) 0.4855 Opco Units and (ii) 0.4855 shares of Viper’s Class B common stock.

At the closing of the Sitio Acquisition, we entered into a registration rights agreement (the “Sitio Registration Rights Agreement”) with certain holders of Sitio Opco Units as of immediately prior to the closing (who are now holders of Opco Units and our Class B common stock following the Mergers) (the “Sitio RRA Parties”), pursuant to which the Sitio RRA Parties received certain registration rights with respect to their registrable securities, consisting of shares of our Class A common stock that will be obtained upon the exchange of shares of our Class B common stock (together with an equal number of Opco Units) in accordance with the terms of the Fourth Amended and Restated Limited Liability Company Agreement of the Operating Company. In addition, at the closing of the Sitio Acquisition, we assumed registration rights agreements with (i) certain affiliates of Morita Ranches Minerals, LLC (such affiliates, the “Morita Ranches Equity Recipients” and such agreement, the “Morita Ranches Registration Rights Agreement”), (ii) Tumbleweed Royalty IV, LLC (“TWR IV” and such agreement, the “TWR Registration Rights Agreement”) and (iii) Diamondback (such agreement, the “Diamondback Registration Rights Agreement”). The Sitio Registration Rights Agreement, the Morita Ranches Registration Rights Agreement, the TWR Registration Rights Agreement and the Diamondback Registration Rights Agreement are collectively referred to in this prospectus as the “Registration Rights Agreements.”
Drop Down Transaction
On January 30, 2025, Viper Energy and the Operating Company, as buyer parties, entered into a definitive equity purchase agreement (the “Drop Down Purchase Agreement”) with Endeavor and 1979 Royalties, LP and 1979 Royalties GP, LLC (together, the “Endeavor Subsidiaries”), as seller parties, each of which is a subsidiary of Viper Energy’s parent, Diamondback. The Drop Down Purchase Agreement provided for the acquisition by the Operating Company of all of the issued and outstanding equity interests of the Endeavor Subsidiaries under the terms and conditions of such agreement (the “Drop Down”).
On May 1, 2025, Viper Energy and the Operating Company completed the Drop Down for total consideration consisting of (i) $1.0 billion in cash and (ii) the issuance to Endeavor of 69,626,640 Opco Units and an equivalent number of shares of our Class B common stock, subject to transaction costs and certain customary post-closing adjustments. The Opco Units and shares of our Class B common stock issued at the closing of the Drop Down are exchangeable from time to time for our Class A common stock (that is, one Opco Unit and one share of our Class B common stock, together, are exchangeable for one share of our Class A common stock). The mineral and royalty interests acquired by the Operating Company in the Drop Down represent approximately 24,446 net royalty acres in the Permian Basin (the “Endeavor Mineral and Royalty Interests”), approximately 69% of which are currently operated by Diamondback. Viper Energy funded the cash consideration for the Drop Down with proceeds from its previously reported underwritten public offering of shares of our Class A common stock completed on February 3, 2025 and borrowings under the Operating Company’s revolving credit facility.

RISK FACTORS
Investment in our Class A common stock involves certain risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors and other factors discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, in our subsequently filed Quarterly Reports on Form 10-Q and in our other subsequent filings with the SEC, including those incorporated by reference into this prospectus, before investing in our Class A common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our Class A common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the shares of Class A common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus and/or in any prospectus supplement. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders identified below and/or in any prospectus supplement to offer and sell from time to time, for their own account, up to an aggregate of 203,172,011 shares of our Class A common stock, which may be obtained by exchanging shares of our Class B common stock (including shares obtainable through the exercise of certain options) held by Diamondback, TWR IV, the Morita Ranches Equity Recipients, the Sitio RRA Parties (collectively, the “RRA Counterparties”) and/or their permitted transferees (under the applicable Registration Rights Agreement), together with a corresponding number of Opco Units. Additional selling stockholders may be identified in one or more prospectus supplements.
Pursuant to the Registration Rights Agreements, the RRA Counterparties received certain registration rights with respect to their registrable securities, consisting of shares of our Class A common stock, which may be obtained by exchanging shares of our Class B common stock (including shares obtainable through the exercise of certain options), together with a corresponding number of Opco Units. Additionally, pursuant to the Registration Rights Agreements, we agreed to file with the SEC, pursuant to the satisfaction of certain conditions, a shelf registration statement registering for resale the RRA Counterparties’ Registrable Securities (as such term is defined below) and to cause such Registrable Securities to be listed on the Nasdaq Global Select Market. We also agreed to use our reasonable best efforts (or in the case of the Diamondback Registration Rights Agreement, commercially reasonable efforts) to keep the shelf registration statement relating to the Registrable Securities current and effective (or file a new shelf registration statement, if applicable) until such time as there are no Registrable Securities outstanding.
For purposes of the Registration Rights Agreements, other than the Diamondback Registration Rights Agreement, the term “Registrable Securities” generally means, at any time, (i) any shares of our Class A common stock acquired (or that may be acquired) by any RRA Counterparty and/or its permitted transferees, pursuant to the terms of the Fourth Amended and Restated Limited Liability Company Agreement of the Operating Company and/or such RRA Counterparty’s applicable exchange agreement and (ii) any securities issued or issuable with respect to any such shares of Class A common stock by way of conversion, concession, dividend in the form of Class A common stock or split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that such Registrable Securities will cease to be Registrable Securities on (x) the date they have been distributed to the public pursuant to an offering registered under the Securities Act or (y) the later of (1) the date they have all been distributed, or may all legally be distributed in one transaction, to the public pursuant to Rule 144 without volume or manner of sale restrictions or the need for “current public information” or (2) (A) with respect to the TWR Registration Rights Agreement, the date on which TWR IV and its permitted transferees collectively own a number of Opco Units and shares of our Class A common stock for which Opco Units (together with a corresponding number of shares of our Class B common stock) were exchanged that is less than 50% of the aggregate number of Opco Units issued to the Morita Ranches Equity Recipients on February 14, 2025 plus the number of Opco Units issued to TWR IV on October 1, 2024 (as such number may be adjusted pursuant to (ii) above), (B) with respect to the Morita Ranches Registration Rights Agreement, the date on which the Morita Ranches Equity Recipients and their permitted transferees collectively own a number of Opco Units and shares of our Class A common stock for which Opco Units (together with a corresponding number of shares of our Class B common stock) were exchanged that is less than 50% of the aggregate number of Opco Units issued to the Morita Ranches Equity Recipients on February 14, 2025 plus the number of Opco Units issued to TWR IV on October 1, 2024 (as such number may be adjusted pursuant to (ii) above) and (C) with respect to the Sitio Registration Rights Agreement, the date on which the Sitio RRA Parties and their permitted transferees collectively own a number of Opco Units and shares of our Class A common stock for which Opco Units (together with a corresponding number of shares of our Class B common stock) were exchanged that is less than 50% of the number of Opco Units issued to the Sitio RRA Parties on August 19, 2025. For the purpose of the Diamondback Registration Rights Agreement, the term “Registrable Securities” means (i) the aggregate number of shares of our Class A common stock acquired or that may be acquired by Diamondback or its subsidiaries in accordance with Diamondback’s exchange agreement; (ii) any securities of ours or our subsidiaries issuable with respect to the securities referred to in clause (i); and (iii) any other shares of our Class A common stock or other securities of ours held by Diamondback or its subsidiaries from time to time.

Under the Diamondback Registration Rights Agreement, the TWR Registration Rights Agreement and the Morita Ranches Registration Rights Agreement, the applicable selling stockholders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the registration statement of which this prospectus forms a part; provided, however, that Diamondback, TWR IV, the Morita Ranches Equity Recipients and their respective permitted transferees, in the aggregate, will be entitled to make a demand for a total of three underwritten shelf takedowns and the aggregate amount of Registrable Securities included in any such underwritten shelf takedown must be at least (i) in the case of the Diamondback Registration Rights Agreement, an amount reasonably expected to result in gross proceeds of $50 million and (ii) in the case of the TWR Registration Rights Agreement and the Morita Ranches Registration Rights Agreement, the lesser of the amount reasonably expected to result in aggregate gross proceeds of $100 million (before the deduction of underwriting discounts) and the remainder of the Registrable Securities held by all such holders. For the avoidance of doubt, an underwritten shelf takedown will not include an “at the market” program.
We have prepared this prospectus and the registration statement of which it is a part to fulfill our registration requirements under the Registration Rights Agreements.
Pursuant to the Registration Rights Agreements, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. Pursuant to the terms of the Registration Rights Agreements, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus and/or in any prospectus supplement, as applicable.
As used herein, the term “selling stockholders” includes the RRA Counterparties and any direct or indirect transferees of Registrable Securities entitled to registration rights under the applicable Registration Rights Agreement, including any securityholders that receive the respective Registrable Securities upon a distribution or liquidation, who have been assigned the rights of the transferor holder or holders under the applicable Registration Rights Agreement (in compliance with the terms thereof). This prospectus does not cover subsequent sales of our Class A common stock purchased from the selling stockholders identified in this prospectus and/or in any prospectus supplement.
The following table sets forth (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the maximum number of shares of our Class A common stock that may be sold by or on behalf of each selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholders will sell all of the shares of our Class A common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered in this prospectus and/or in any prospectus supplement, if at all. The table, the related footnotes or additional disclosure below also set forth the nature of any position, office or, if applicable, any other material relationship that each selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our Class A common stock to be held by each selling stockholder after completion of the offering.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of the shares of our Class A common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Except as otherwise indicated, each of the RRA Counterparties has sole voting and dispositive power with respect to the shares included in the table below.

	Securities Beneficially Owned Prior to this Offering(1)			Shares of Class A Common Stock Offered in this Offering	Securities Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Class A Common Stock	Class B Common Stock	Percent(2)		Class A Common Stock	Class B Common Stock(3)	Percent(2)(3)
Andrew Dax McDavid(4)	171,767	49,523	*	49,523	171,767	—	*
Blake Williams(5)	55,512	58,159	*	58,159	55,512	—	*
Brett S. Riesenfeld(6)	95,761	18,794	*	18,794	95,761	—	*
Britton L. James(7)	99,201	17,798	*	17,798	99,201	—	*
Blackstone(8)	—	9,728,421	5.4%	9,728,421	—	—	—
Carrie Osicka(9)	126,529	22,919	*	22,919	126,529	—	*
Christopher L. Conoscenti(10)	365,767	34,871	*	34,871	365,767	—	*
Craig Charles Langslet	—	8,000	*	8,000	—	—	—
Debra M. Brandes	5,448	6,159	*	6,159	5,448	—	*
Diamondback(11)	—	155,058,093	47.8%	155,058,093	—	—	—
EnCap Energy Capital Fund X, L.P.(12)	—	1,968,244	1.1%	1,968,244	—	—	—
Good News Minerals, LLC(13)	—	97,100	*	97,100	—	—	—
Ivan Gaidarov(14)	3,410	12,048	*	12,048	3,410	—	*
Jarret J. Marcoux(15)	108,131	18,804	*	18,804	108,131	—	*
Kimmeridge(16)	—	17,718,574	9.5%	17,718,574	—	—	—
NGU Management LLC(17)	—	432,053	*	432,053	—	—	—
Oaktree(18)	5,064	7,497,870	4.2%	7,497,870	5,064	—	*
Randy Newcomer, Jr.	—	35,172	*	35,172	—	—	—
Scott Rice	—	16,214	*	16,214	—	—	—
Sequoia Legacy Investments, LP(19)	—	53,152	*	53,152	—	—	—
Silva and Terry Resources & Minerals, LP(20)	—	126,359	*	126,359	—	—	—
Thomas Galloway	—	703	*	703	—	—	—
Tumbleweed Royalty IV, LLC(12)	—	10,093,670	5.6%	10,093,670	—	—	—

*
Less than 1%.

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days.

(2)
Percentage of beneficial ownership is based upon 169,318,801 shares of our Class A common stock outstanding as of August 25, 2025. For purposes of computing the percentage of outstanding shares of our Class A common stock held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ. As of August 25, 2025, there were a total of 193,078,341 shares of our Class B common stock outstanding. The shares of our Class B common stock held by the holders of our Class B common stock are exchangeable, together with the equal number of their Opco Units, for the same number of shares of our Class A common stock and, as a result, are deemed outstanding for the purpose of computing beneficial ownership of such holder, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

(3)
Assumes each selling stockholder disposes of all of its shares of Class A common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of our Class A common stock.

(4)
A. Dax McDavid previously served as Senior Vice President of Exploration of Brigham Minerals, Inc. (“Brigham”), an entity acquired by Sitio, from April 2022 until Brigham’s acquisition by Sitio, and then as Executive Vice President of Corporate Development of Sitio until he ceased to hold that position in connection with the Sitio Acquisition.

(5)
Blake Williams previously served as the Chief Financial Officer of Brigham, an entity acquired by Sitio, from June 2017 until he ceased to hold that position in connection with Brigham’s acquisition by Sitio in December 2022.

(6)
Brett S. Riesenfeld previously served as Executive Vice President, General Counsel and Secretary of Sitio from June 2022 until he ceased to hold that position in connection with the Sitio Acquisition.

(7)
Britton L. James previously served as Executive Vice President of Land of Sitio, from December 2018 until he ceased to hold that position in connection with the Sitio Acquisition.

(8)
Includes (i) 4,193,616 Opco Units (along with a corresponding number of shares of our Class B common stock) held by BX Royal Aggregator LP and (ii) 5,534,805 Opco Units (along with a corresponding number of shares of our Class B common stock) held by RRR Aggregator LLC. BCP VI/BEP Holdings Manager L.L.C. is the general partner of BX Royal Aggregator LP. Blackstone Energy Management Associates L.L.C. and Blackstone Management Associates VI L.L.C. are the managing members of BCP VI/BEP Holdings Manager L.L.C. Blackstone EMA L.L.C. is the sole member of Blackstone Energy Management Associates L.L.C. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BX Primexx Topco LLC is the sole member of RRR Aggregator LLC. BCP VII/BEP II Holdings Manager L.L.C. is the managing member of BX Primexx Topco LLC. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C., Blackstone EMA L.L.C., BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. (“Blackstone”) is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(9)
Carrie Osicka previously served as Chief Financial Officer of Sitio, from April 2019 until she ceased to hold that position in connection with the Sitio Acquisition.

(10)
Christopher L. Conoscenti previously served as Chief Executive Officer and a director of Sitio, from March 2019 and June 2022, respectively, until he ceased to hold those positions in connection with the Sitio Acquisition.

(11)
Diamondback is a publicly traded company, and Diamondback E&P and Endeavor are wholly owned subsidiaries of Diamondback. The address for each of Diamondback, Diamondback E&P and Endeavor is 500 West Texas, Suite 100, Midland, Texas 79701. The number of securities shown as beneficially owned by Diamondback consists of (i) 77,364,925 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Diamondback, (ii) 8,066,528 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Diamondback E&P and (iii) 69,626,640 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Endeavor.

(12)
Includes 10,093,670 Opco Units owned directly by TWR IV and 1,968,244 Opco Units owned directly by EnCap Fund X. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments LP”). EnCap

Investments LP is the sole member of EnCap Equity Fund XI GP, LLC (“EnCap Fund XI GP”), which is the general partner of EnCap Equity Fund XI GP, L.P. (“EnCap Fund XI LP”), which is the sole general partner of EnCap Fund XI, which is the managing member of TWR IV. EnCap Investments LP is the general partner of EnCap Equity Fund X GP, L.P. (“EnCap Fund X GP”), which is the general partner of EnCap Fund X. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund XI GP may be deemed to beneficially own securities owned by EnCap Fund XI and TWR IV. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund X GP may be deemed to beneficially own securities owned by EnCap Fund X. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund XI GP LLC, EnCap Fund XI GP and EnCap Fund X GP disclaim beneficial ownership of the securities owned by EnCap Fund XI and EnCap Fund X, as applicable, except to the extent of their respective pecuniary interest therein. The address for EnCap entities is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.
(13)
William Crump is the manager of Good News Minerals, LLC. The address of both the entity and person identified in this note is PO Box 50820, Midland, Texas 79710.

(14)
From January 1, 2022 to December 29, 2022, Ivan Gaidarov served as the Vice President and Chief Accounting Officer of Brigham.

(15)
Jarret J. Marcoux previously served as Executive Vice President, Engineering and Acquisitions of Sitio from June 2022 through December 2023, and then as Executive Vice President, Operations of Sitio, until he ceased to hold that position in connection with the Sitio Acquisition.

(16)
Includes (i) 15,680,938 Opco Units (along with a corresponding number of shares of our Class B common stock) held by KMF DPM HoldCo, LLC and (ii) 2,037,636 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Chambers DPM HoldCo, LLC. Kimmeridge Energy Management Company, LLC, a Delaware limited liability company (“Kimmeridge”), is the investment adviser to the ultimate parent company of KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC. Kimmeridge is managed by a board of managers consisting of Benjamin Dell, Henry Makansi, Neil McMahon, Noam Lockshin, Alexander Inkster, Neda Jafar and Emily Mills. The address of each of the foregoing is 15 Little West 12th Street, 4th Floor, New York, NY 10014.

(17)
NGU Management LLC is controlled by four managers. The address of NGU Management LLC is 400 N. Marienfeld Street, Midland, Texas 79701.

(18)
Includes (i) 3,583,329 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Source Energy Leasehold, LP, (ii) 2,723 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Source Energy Permian II, LLC, (iii) 1,215,148 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Sierra Energy Royalties, LLC, (iv) 2,696,670 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Permian Mineral Acquisitions, LP and (v) 5,064 shares of our Class A common stock held by OCM FIE, LLC. The general partner of Source Energy Leasehold, L.P. is Source Energy Operating, L.P. (“Source Operating”). The general partner of Source Operating is Source Energy Manager, LLC. The sole member of Source Energy Manager, LLC is Source Energy Partners, LLC (“Source Energy”). Source Energy is governed by its board of managers. The majority equityholders of Source Energy are OCM Source Holdings, L.P. (“OCM Source”) and OCM Source Holdings II, L.P. (“OCM Source II”). Oaktree Fund GP, LLC (“Fund GP”) is the general partner of OCM Source. Oaktree Fund GP I, L.P. (“Fund GP I”) is the managing member of Fund GP. Oaktree Capital I, L.P. (“Capital I”) is the general partner of Fund GP I. OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I. Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I. Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings. Oaktree Capital Group Holdings GP, LLC, in its capacity as the indirect owner of the class B units of OCG, has the ability to appoint and remove certain directors of OCG and, as such, may indirectly control the decisions of OCG. The general partner of Permian Mineral Acquisitions, L.P. is Permian Mineral Acquisitions GP, LLC. The sole member of Permian Mineral Acquisitions GP, LLC is Source Operating, whose controlling parties are as set forth above. The sole member of Sierra Energy Royalties, LLC is Sierra Energy Intermediate, LLC (“Sierra Intermediate”). The sole member of Sierra Intermediate is Sierra Energy Holdings, LLC (“Sierra Holdings”). Sierra Holdings is governed by its board of managers.

The majority equity holder of Sierra Holdings is Opps XI PVDC PT, L.P (“Opps XI”). The general partner of Opps XI is Oaktree Fund AIF Series (Cayman), L.P. (“Oaktree Fund AIF Series”). The general partner of Oaktree Fund AIF Series is Oaktree AIF (Cayman) GP Ltd. (“Oaktree AIF”). The sole director of Oaktree AIF is Oaktree Capital Management, L.P. (“OCMP LP”). The general partner of OCMP LP is Oaktree Capital Management GP, LLC (“Management GP”). The managing member of Management GP is Oaktree Capital Holdings, LLC (“Oaktree Capital Holdings”). Oaktree Capital Holdings is governed by its board of directors. The sole member of Source Energy Permian II, LLC is Sierra Intermediate, whose controlling parties are described above. The managing member of OCM FIE, LLC is OCMP LP, which is governed as set forth above. All of the foregoing members, managers, managing members, general partners and directors disclaim ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing persons identified in this note is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.
(19)
Sequoia Legacy Investments GP, LLC is the general partner of Sequoia Legacy Investments, LP. Matthew J. Weber is the manager of Sequoia Legacy Investments GP, LLC. The address of each of the entities and the person identified in this note is 10690 Grand Summit Blvd., Dripping Spring, Texas 78620.

(20)
Includes (i) 58,584 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Silva and Terry Vested Brigham Units, LLC and (ii) 67,775 Opco Units (along with a corresponding number of shares of our Class B common stock) held by Silva and Terry Unvested Brigham Units, LLC. Silva and Terry Resources & Minerals, LP, is the sole member of each of Silva and Terry Unvested Brigham Units, LLC, and Silva and Terry Vested Brigham Units, LLC. JKQ Investments, LLC is the general partner of Silva and Terry Resources & Minerals, LP. J. Silva is the sole manager of JKQ Investments, LLC. The address of each of the entities and persons identified in this note is 304 Bent Tree Ct., Austin, Texas 78746.

Certain Relationships with Registrant or Its Affiliates
There are no other relationships between the RRA Counterparties and their respective affiliates, on one hand, and the registrant or its predecessors or affiliates, on the other hand, except for (i) the transactions discussed in this prospectus, (ii) the acquisition pursuant to a definitive purchase agreement, dated as of February 14, 2025, entered into by our parent Diamondback with Double Eagle IV Midco, LCC (“Double Eagle”), to acquire all of the issued and outstanding equity interests of DE Permian, LLC, DE IV Combo, LLC, and DE IV Operating, LLC, each of which is a wholly owned subsidiary of Double Eagle and an affiliate of EnCap Partners (the “Double Eagle Acquisition”), for consideration consisting of $3.0 billion in cash and approximately 6.9 million shares of Diamondback common stock, subject to customary adjustments, (iii) certain voting and support agreements, each dated June 2, 2025, entered into in connection with the Sitio Merger Agreement by us and certain Sitio equityholders, pursuant to which, among other things, such Sitio equityholders were obligated to vote their shares in favor of the transactions contemplated by the Sitio Merger Agreement, (iv) the Parent Support Agreement, dated June 2, 2025, entered into in connection with the Sitio Merger Agreement by us, VNOM Sub, Inc., Sitio, Diamondback, Diamondback E&P and Endeavor, pursuant to which Diamondback, Diamondback E&P and Endeavor, among other things, agreed not to transfer or otherwise dispose of any Opco Units or shares of our common stock from the date of the Sitio Merger Agreement until 90 days following the closing of the Sitio Acquisition and (v) the relationships with Diamondback, Diamondback E&P and Endeavor described in our predecessor’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, filed with the SEC on Schedule 14A on April 10, 2025, in the sections entitled “Payments to Diamondback and Its Affiliates under the Services and Secondment Agreement”, “Dividends paid to Diamondback and Diamondback E&P” and “Diamondback Registration Rights Agreement and Exchange Agreement”. The Double Eagle Acquisition closed on April 1, 2025. The Sitio Acquisition closed on August 19, 2025, at which time the voting and support agreements automatically terminated in accordance with their terms.

DESCRIPTION OF CAPITAL STOCK
The following description of our Class A common stock, our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”) are summaries thereof and are qualified by reference to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.
Authorized Capital Stock
As of the date of this prospectus, our authorized capital stock consists of (i) 1,000,000,000 shares of our Class A common stock, (ii) 1,000,000,000 shares of our Class B common stock (together with our Class A common stock, the “common stock”), and (iii) 100,000,000 shares of preferred stock, par value $0.000001 per share. Each share of our Class B common stock is exchangeable, at the discretion of the holder of such share of our Class B common stock, together with one Opco Unit, into one share of our Class A common stock.
Common Stock
Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of Class A common stock and Class B common stock vote together as a single class. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.
In the event of our liquidation, dissolution or winding up, the remaining assets of the Company available for distribution shall (i) first be distributed, pari passu, to the holders of Class B common stock, ratably in proportion to the number of shares of Class B common stock, until the holders of all outstanding Class B common stock have received $0.014 (which amount is adjusted accordingly in the case of any stock split, subdivision or combination with respect to Class B common stock) in respect of each share of Class B common stock then outstanding and (ii) then be distributed, pari passu, to the holders of all outstanding shares of Class A common stock, ratably in proportion to the number of shares of Class A common stock.
Holders of record of shares of Class A common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to (i) the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and (ii) to any dividend restrictions contained in debt agreements. Holders of Class B common stock are entitled to receive a mandatory cash dividend, paid quarterly, in an amount per share of Class B common stock equal to (A) $20,000 divided by (B) the number of shares of Class B common stock then outstanding. All outstanding shares of our common stock are fully paid and nonassessable. As of August 25, 2025, there were 169,318,801 shares of Class A common stock and 193,078,341 shares of Class B common stock outstanding.
Preferred Stock
Our board of directors is authorized to issue up to 100,000,000 shares of preferred stock in one or more series. The board of directors may fix for each series:
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the distinctive serial designation and number of shares of the series;

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the voting powers and the right, if any, to elect a director or directors;

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the terms of office of any directors the holders of preferred shares are entitled to elect;

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the dividend rights, if any;

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the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

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the liquidation preferences and the amounts payable on dissolution or liquidation;

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the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the Company; and

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any other terms or provisions which the board of directors is legally authorized to fix or alter.

We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company. We currently have no outstanding preferred stock and have no present plans to issue any shares of preferred stock.
Related Party Transactions and Corporate Opportunities
Subject to the limitations of applicable law, our certificate of incorporation, among other things:
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permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors;

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permits certain of our stockholders, officers and directors, including our non-employee directors, to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and

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provides that if certain of our officers or directors, including our non-employee directors, becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to us or our stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
Undesignated preferred stock.   The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
Stockholder meetings.   Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, by a resolution adopted by a majority of our board of directors, assuming there are no vacancies or by the Chairman of the Board following receipt of a written request of one or more of our stockholders (acting on their own behalf and not by assigning or delegating their rights to any other person or entity) that together have continuously held, for their own accounts, beneficial ownership of at least 20% aggregate “net long position” (as such term is defined therein) in our issued and outstanding voting stock entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to us and at the special meeting date. Special meetings of our stockholders may not be called by any other person or persons.
Requirements for advance notification of stockholder nominations and proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.
Board Designees.   Pursuant to our bylaws, Diamondback has the right to designate up to three persons to serve as directors for so long as Diamondback along with its affiliates collectively own at least 25% of the outstanding common stock.
Stockholder action by written consent.   Our certificate of incorporation provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board. This provision, which may not be amended except by the affirmative vote of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board.
Amendment of the bylaws.   Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors, assuming there are no vacancies. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Removal of Directors.   Our certificate of incorporation provides that members of our board of directors may only be removed by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Additionally, an increase in the number of authorized shares of our common stock, could be used to make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders.
The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Choice of Forum
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us pertaining to internal affairs of the Company. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
This provision would not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain claims under the Securities Act.
Listing
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “VNOM.”
Transfer Agent and Registrar
Computershare Trust Company, National Association is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION
The selling stockholders, which term as used in this prospectus includes the selling stockholders listed in the table under the heading “Selling Stockholders” and any direct or indirect transferees of Registrable Securities entitled to registration rights under the applicable Registration Rights Agreement and such other stockholders as may be identified in one or more prospectus supplements, including any securityholders that receive Registrable Securities upon a distribution or liquidation, who have been assigned the rights of the transferor holder or holders under the applicable Registration Rights Agreement (in compliance therewith), and any other permitted transferees, successors or assigns of the selling stockholders selling Class A common stock covered by this prospectus received by them after the date of this prospectus by operation of law, may, from time to time, sell, transfer or otherwise dispose of any or all of the Class A common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such Class A common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The selling stockholders may use any one or more of the following methods when disposing of the offered Class A common stock:
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sales on The Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of sale;

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an over-the-counter sale or distribution;

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one or more underwritten offerings (whether on a firm commitment or best efforts basis, including through bought deals);

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sales through agents or to or through underwriters, brokers or dealers;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades (which may involve crosses) in which the broker-dealer will attempt to sell the Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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sales directly to one or more purchasers;

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short sales, whether through a broker-dealer or themselves, effected after the date of this prospectus;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree to sell a specified number of such Class A common stock at a stipulated price per share;

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through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

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in option transactions;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of their shares of Class A common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A common stock pursuant to the distribution through the registration statement of which this prospectus forms a part.
The selling stockholders may also sell their shares of Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.
The selling stockholders also may transfer their shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Class A common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the Class A common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell Class A common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Class A common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.
If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire shares of the Class A common stock covered by this prospectus for their own account, and they may resell such shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Shares of the Class A common stock covered by this prospectus may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares of the Class A common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A common stock.
A selling stockholder may enter into derivative transactions with third parties, or sell shares of Class A common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares of Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of Class A common stock pledged by such selling stockholder or borrowed from such selling stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use shares of Class A common stock received from such selling stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).
A selling stockholder may otherwise loan or pledge shares of Class A common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in such shares or in connection with a concurrent offering of other securities.
To the extent required, the shares of Class A common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable discounts, commissions, concessions or other compensation with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Pursuant to the Registration Rights Agreements, we will pay all expenses relating to the registration, offering and listing of these shares of Class A common stock, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. Pursuant to the terms of the Registration Rights Agreements, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus and/or in any prospectus supplement, as applicable.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of Class A common stock may not simultaneously engage in market making activities with respect to the Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the shares of Class A common stock offered under this prospectus.
To the extent required pursuant to the Registration Rights Agreements, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required by the terms of the applicable Registration Rights Agreement, we may add permitted transferees, successors and donees by prospectus supplement in instances where the permitted transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.” Additional selling stockholders may be named in one or more prospectus supplements.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the Class A common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Class A common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.viperenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. For SEC reporting purposes, our predecessor is VNOM Sub, Inc. (f/k/a Viper Energy, Inc.) for the period prior to August 19, 2025. We incorporate by reference the following documents that we or our predecessor have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):
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Viper Energy’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

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Viper Energy’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and March 31, 2025, filed with the SEC on August 6, 2025 and May 7, 2025, respectively;

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the information specifically incorporated by reference into Viper Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from Viper Energy’s definitive proxy statement on Schedule 14A, filed on April 10, 2025, including any portion of any subsequent reports on Form 8-K filed for the purposes of updating such information;

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Viper Energy’s Current Reports on Form 8-K, 8-K/A or 8-K12B filed with the SEC on January 30, 2025, February 3, 2025, February 20, 2025, April 23, 2025, May 5, 2025 (Two filings), May 20, 2025, June 4, 2025, June 12, 2025, June 30, 2025, July 11, 2025, July 23, 2025, August 19, 2025, August 19, 2025 and August 25, 2025 (other than documents or portions of those documents deemed to be furnished but not filed);

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the description of our Class A common stock, contained in Viper Energy’s Current Report on Form 8-K12B filed with the SEC on August 19, 2025, including Exhibit 4.9 thereto, and including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference the audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC, acquired by the Operating Company on September 3, 2024, and TWR IV, acquired by the Operating Company on October 1, 2024, in each case as of and for the year ended December 31, 2023, incorporated by reference into this prospectus in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited financial statements are included as Exhibits 99.2, 99.3 and 99.4, respectively, to our Current Report on Form 8-K, filed with the SEC on September 11, 2024.
We also incorporate by reference the unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024 and the unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024, which are included as Exhibits 99.5 and 99.6, respectively to our Current Report on Form 8-K, filed with the SEC on September 11, 2024.
In addition, we incorporate by reference the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and December 31, 2023, incorporated by reference into this prospectus from Viper Energy’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited statements of revenues and direct operating expenses are included in such filing beginning on page F-1.
Further, we incorporate by reference into this prospectus certain estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests based upon estimates of such reserves, future production and income as of December 31, 2024 and 2023 prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, incorporated by reference in this prospectus from our Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the authority of such firm as experts in these matters, which reserve reports are included in such filing immediately following the statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests.
In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.
We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. Copies of any of the documents we file with the SEC may be obtained free of charge on our website, the SEC’s website, by contacting Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701 or by calling (432) 221-7400.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the Class A common stock to be offered hereby by the selling stockholders will be passed upon by Wachtell, Lipton, Rosen & Katz. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The audited consolidated financial statements of Viper Energy, Inc. (now known as VNOM Sub, Inc.) and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited statements of revenues and direct operating expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties LP and 1979 Royalties GP, LLC (the “Endeavor Mineral and Royalty Interests”) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of the Company is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference into this prospectus regarding estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.
The consolidated financial statements of Sitio as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio and related future net cash flows related to those reserves as of December 31, 2024 is based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

VIPER ENERGY, INC.